Exhibit 99.2

WHE AGENCY, INC.

June 30, 2021

i

WHE AGENCY, INC.

BALANCE SHEETS

	June 30, 2021	December 31, 2020
Assets	(Unaudited)

Current Assets
Cash	$18,946	$3,508
Accounts receivable	533,860	599,596
Total Current Assets	552,806	603,104

Total Assets	$552,806	$603,104

Liabilities and Shareholders’ Equity

Current Liabilities
Accounts payable	$427,088	$483,512

Total Current Liabilities	427,088	483,512

Total Liabilities	427,088	483,512

Shareholders’ Equity
Preferred stock, $0.001 par value,1,000,000 shares authorized, 0 shares issued and outstanding	-	-
Common stock no par value: 4,000,000 shares authorized, 2,033,000 and 2,000,000 shares issued and outstanding, respectively	-	-
Additional paid in capital	45,525	37,250
Retained earnings	80,193	82,342
	125,718	119,592

Total Liabilities and Shareholders’ Equity	$552,806	$603,104

The accompanying notes are an integral part of these financial statements.

WHE AGENCY, INC.

STATEMENT OF OPERATIONS (Unaudited)

	For the Three Months Ended	For the Three Months Ended	For the Six Months Ended	For the Period from March 5, 2020 (inception) through
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020

Net revenue	$229,638	$72,825	$464,396	$72,825

Operating expenses
General and administrative	284,378	61,375	466,545	61,745

Total operating expenses	284,378	61,375	466,545	61,745

Income (Loss) from operations	(54,740)	11,450	(2,149)	11,080

Net Income (Loss)	$(54,740)	$11,450	$(2,149)	$11,080

The accompanying notes are an integral part of these financial statements.

WHE AGENCY, INC.

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY (Unaudited)

FOR THE PERIOD FROM MARCH 5, 2020 (INCEPTION) THROUGH JUNE 30, 2020

	Preferred Stock		Common Shares		Paid In	Retained	Shareholders'
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity
At inception	-	$-	2,000,000	$-	$-	$-	$-

Contributions	-	-	-	-	25,000	-	25,000

RSA's issued for services	-	-	-	-	3,838	-	3,838

Net income	-	-	-	-	-	11,080	11,080

Balance as of June 30, 2020	-	$-	2,000,000	$-	$28,838	$11,080	$39,918

WHE AGENCY, INC.

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY (Unaudited)

FOR THE SIX MONTHS ENDED JUNE 30, 2021

	Preferred Stock		Common Shares		Paid In	Retained	Shareholders'
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity
Balance as of December 31, 2020	-	$-	2,000,000	$-	$37,250	$82,342	$119,592

RSA's issued for services	-	-	33,000	-	8,275	-	8,275

Net loss	-	-	-	-	-	(2,149)	(2,149)

Balance as of June 30, 2021	-	$-	2,033,000	$-	$45,525	$80,193	$125,718

The accompanying notes are an integral part of these financial statements.

WHE AGENCY, INC.

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY (Unaudited)

FOR THE THREE MONTHS ENDED JUNE 30, 2020

	Preferred Stock		Common Shares		Paid In	Retained	Shareholders'
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity
Balance as of April 1, 2020	-	$-	2,000,000	$-	$-	$(370)	$(370)

Contributions	-	-	-	-	25,000	-	25,000

RSA's issued for services	-	-	-	-	3,838	-	3,838

Net income	-	-	-	-	-	11,450	11,450

Balance as of June 30, 2020	-	$-	2,000,000	$-	$28,838	$11,080	$39,918

WHE AGENCY, INC.

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY (Unaudited)

FOR THE THREE MONTHS ENDED JUNE 30, 2021

	Preferred Stock		Common Shares		Paid In	Retained	Shareholders'
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity
Balance as of April 1, 20201	-	$-	2,000,000	$-	$41,365	$134,933	$176,298

RSA's issued for services	-	-	33,000	-	4,160	-	4,160

Net loss	-	-	-	-	-	(54,740)	(54,740)

Balance as of June 30, 2021	-	$-	2,033,000	$-	$45,525	$80,193	$125,718

The accompanying notes are an integral part of these financial statements.

WHE AGENCY, INC.

STATEMENTS OF CASH FLOWS (Unaudited)

	For the Six Months Ended	For the Period from March 5, 2020 (inception) through
	June 30, 2021	June 30, 2020
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(2,149)	11,080
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Share-based compensation	8,274	3,839
Changes in operating assets and liabilities:
Accounts receivable	65,736	(173,270)
Accounts payable	(56,423)	138,616
Net Cash Provided By (Used In) Operating Activities	15,438	(19,735)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contribution	-	25,000
Net Cash Provided By Financing Activities	-	25,000

Net Change in Cash	15,438	5,265

Cash - Beginning of period	3,508	-

Cash - End of period	$18,946	$5,265

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the period for:
Income taxes	$-	$-
Interest	$-	$-

The accompanying notes are an integral part of these financial statements.

WHE AGENCY, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

WHE Agency, Inc. (“we,” “us,” the “Company,” or “WHE”), is a talent management and public relations agency dedicated to the representation and management of family- and lifestyle-focused influencers and digital creators. WHE currently represents 55+ family- and lifestyle-focused creators that reach a combined audience of over 50 million followers and growing. The Company was initially incorporated under the laws of the State of Delaware on March 5, 2020.

Basis of Presentation

The financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). These unaudited financial statements should be read in conjunction with the Company’s audited financial statements and the notes for the year ended December 31, 2020.

On July 20, 2021, the Company effected a 2,000-for-1 reverse stock split. As a result, all share information in the accompanying financial statements has been adjusted as if the reverse stock split happened on the earliest date presented.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

The Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents. There were no cash equivalents as of December 31, 2020.

Concentration of Credit Risk and Other Risks and Uncertainties

Financial instruments and assets subjecting the Company to concentration of credit risk consist primarily of cash and trade accounts receivable. The Company’s cash is maintained at major U.S. financial institutions. Deposits in these institutions may exceed the amount of insurance provided on such deposits.

The Company’s customers are concentrated in the United States.

The Company provides credit in the ordinary course of business. The Company performs ongoing credit evaluations of its customers and monitors for allowances for doubtful accounts on factors surrounding the credit risk of specific customers, historical trends, and other information.

Accounts Receivable

The Company sells its services to customers on an open credit basis. Accounts receivables are uncollateralized, non-interest-bearing customer obligations. Accounts receivables are typically due within 45 days. Provisions for estimated uncollectible accounts receivable are made for individual accounts based upon specific facts and circumstances, including criteria such as their age, amount, and customer standing. In the opinion of management, substantially all account receivables are considered to be realizable at the amounts stated in the accompanying balance sheet, and no allowance for doubtful accounts is deemed to be necessary as of June 30, 2021.

Revenue Recognition

Under Topic 606, revenue is recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

We determine revenue recognition through the following steps:

●	identification of the contract, or contracts, with a customer;

●	identification of the performance obligations in the contract;

●	determination of the transaction price;

●	allocation of the transaction price to the performance obligations in the contract; and

●	recognition of revenue when, or as, we satisfy a performance obligation.

Personal Management Services

The Company provides Talent with personal management services, including publicity and public relations, image consulting, special event promotions, and digital development. The Company is also responsible for securing and negotiating brand opportunities on behalf of Talent. Upon request, the Company also provides management and consulting services in network and channel negotiations and helps Talent secure and develop signature collections/collaborations with marque labels. The Company has focused on long-term career opportunities, emphasizing securing projects that share the Talent’s vision. The Talent maintains all rights and privileges to approve or disapprove opportunities presented by Company to Talent. As compensation for the Management Services, the Company is entitled to receive 20% of gross earnings received by the Talent for services rendered. The Company, viewed as an Agent, recognizes revenue net of the payments received by the Talent. Contract amounts for Personal Management Services range from approximately $500-$25,000, with the Company’s net revenue ranging from $100-$5,000 per contract. During the three and six months ended June 30, 2021, the Company recorded Personal Management Services revenue of $229,638 and $464,396, respectively. The Personal Management Service revenue is transferred at a point in time when the services have been completed.

Advertising Costs

The Company expenses the costs associated with advertising as they are incurred. The Company incurred $4,776 and $14,163 for advertising costs during the three and six months ended June 30, 2021, respectively.

Stock Based Compensation

The Company follows the requirements of FASB ASC 718-10-10, Share Based Payments with regards to stock-based compensation issued to employees and non-employees. Restricted stock awards are granted at the discretion of the Company. These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods. The fair value of a stock award is equal to the fair market value of a share of Company stock on the grant date. The Company utilized Internal Revenue Code (“IRC”) Section 409Avaluation to determine grant date fair value of shares of its common stock.

Income Taxes

The Company files its income taxes on the accrual basis as Sub-chapter S Corporation for Federal income tax purposes, and thus no income tax expense has been recorded in the statements. Income from the corporation is taxed to the shareholders in their individual returns on their share of the Company’s earnings. The Company’s net income or loss is allocated among the shareholders in accordance with the By-Laws of the Company.

The Company does not have any uncertain tax positions which must be considered for disclosure.

The Federal income tax returns of the Company for 2020 are subject to examination by the IRS, generally for a period of three years from the date they are filed. There are no examinations currently in process.

NOTE 2 – SHAREHOLDERS’ EQUITY

Preferred Stock

The Company is authorized to issue up to 1,000,000 shares of preferred stock, par value $0.001 per share. The rights and features of the preferred stock are to be determined by the Board prior to the issuance of preferred shares.  As of the date of this filing, those rights and features have yet to be determined by the Board. As of December 31, 2020, the Company had 0 shares of preferred stock issued and outstanding.

Common Stock

The Company is authorized to issue up 4,000,000 shares of common stock at no par value. On March 5, 2020, the Company issued 2,000,000 shares of common stock to its founders. As of December 31, 2020, the Company had 2,000,000 shares issued and outstanding.

On July 20, 2021, the Company effectuated a two thousand-for-one (2,000:1) reverse stock split of its common stock. This became effective on July 20, 2021. No fractional shares were issued in connection with the Reverse Stock Split as all fractional shares were “rounded up” to the next whole share. As a result, all share information in the accompanying financial statements has been adjusted as if the reverse stock split happened on the earliest date presented.

Restricted Stock Awards

From March 5, 2020 (inception) through December 31, 2020, the Company granted 630,000 restricted stock awards “RSA’s. The RSU’s had a grant date fair value of $83,475. During the six months ended June 30, 2021, the Company recognized stock-based compensation expense of $8,274. As of June 30, 2021, there was $62,951 of unrecognized compensation related to non-vested restricted stock.

A summary of the activity related to RSAs for the six months ended June 30, 2021, is presented below:

	Total	Weighted average	Weighted average
Restricted stock awards (RSA’s)	shares	fair value	years
RSA’s non-vested at December 31, 2020	630,000	$0.13	3.74
RSA’s granted	-	-	-
RSA’s vested	(33,000)	0.13	-
RSA’s forfeited	-	-	-

RSA’s non-vested June 30, 2021	607,000	$0.13	3.26

NOTE 3 – RISKS AND UNCERTAINTIES

COVID 19

The COVID-19 pandemic has created significant worldwide uncertainty, volatility, and economic disruption. The extent to which COVID-19 will adversely impact our business, financial condition, and operations results depends on numerous factors, which are highly uncertain, rapidly changing, and uncontrollable. These factors include, but are not limited to: (i) the duration and scope of the pandemic; (ii) governmental, business, and individual actions that have been and continue to be taken in response to the pandemic, including travel restrictions, quarantines, social distancing, work-from-home, shelter-in-place orders, and shut-downs; (iii) the impact on U.S. and global economies and the timing and rate of economic recovery; (iv) potential adverse effects on the financial markets and access to capital; (v) potential goodwill or other impairment charges; (vi) increased cybersecurity risks as a result of pervasive remote working conditions; and (vii) our ability to effectively carry out our operations due to any adverse impacts on the health and safety of our employees and their families.

The extent to which COVID-19 impacts the Company’s operations or those of its third-party partners will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, new information that may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. Any such disruptions or losses we incur could have a material adverse effect on the Company’s financial results and our ability to conduct business as expected.

NOTE 4 – SUBSEQUENT EVENTS

On July 20, 2021, Creatd, Inc. entered into a stock purchase agreement to purchase 44% ownership and 55% of voting power of the issued and outstanding shares of WHE Agency, Inc. The aggregate closing consideration was $935,000, which consists of a combination of $144,750 in cash and $790,250 in the form of 224,503 shares of the Company’s restricted common stock at a price of $3.52 per share. Based on the purchase price of $935,000 for 44% ownership.